SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 5, 2009

(Date of Report)

December 31, 2008

(Date of Earliest Event Reported)

Desert Mining, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	0-32123 Commission File Number	87-0664962 (IRS Employer I.D. No.)

4328 Hwy. 66, Longmont, CO 80504

(Address of Principal Executive Offices)

(970) 535-6213

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2008, the Company entered into an agreement with Ted Cooper whereby Mr. Cooper converted a promissory note for restricted common shares of the Company.  The promissory note was originally issued to the Company on October 19, 2004 in the amount of $750,000.  The Company and Mr. Cooper agreed on conversion terms of $0.17 per share which equaled 6,486,613 restricted shares of common stock.  As a result of the conversion, Mr. Cooper now holds approximately 7,604,613 or 36.82% of the total issued and outstanding common stock of the Company.

The conversion shares were issued pursuant exemptions provided by Section 4(2) and/or Rule 506, Regulation D of the Securities Act.  No broker was involved and no commissions were paid on the transaction.

Item 9.01 Exhibits

Exhibit No.	Title	Location
10	Conversion Agreement	Attached

SIGNATURES

In accordance with the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESERT MINING, INC.

Date:  January 5, 2009

By: /s/ Gabriel Holt

Gabriel Holt

President

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